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                                                                   EXHIBIT 10.15

                               AGREEMENT OF LEASE

         AGREEMENT OF LEASE made as of this 30th day of April, 1997, between MAN YUN REAL ESTATE CORPORATION, as Owner or Landlord and RAZORFISH, INC., as Tenant.

                             W I T N E S S E T H :

         WHEREAS, Landlord and Tenant have entered a Lease (the "Main Lease") and Side Letter during October, 1996, and a Second Side Letter dated November 20, 1996, (the Side Letter and Second Letter are collectively referred to herein as the "Side Letters") for the third floor of a building known as 107 Grand Street, New York city, New York (the "Building"), and

         WHEREAS, the Main Lease gave Tenant the right of first refusal to lease any contiguous floor, and

         WHEREAS, Landlord and Tenant have agreed on the Tenant's exercise of its right of first refusal to lease the entire 4th floor (the "4th floor promises") in the Building on the terms and conditions of the Main Lease, except as herein modified,

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein set forth, and other good and valuable consideration, it is agreed as follows:

         1.  Adoption of Main Lease. Except as specifically modified in this
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Agreement, all the terms and conditions of the Main Lease (including, but not limited to the Real Estate Tax escalation Rider and paragraphs 52 and 53) and the Side Letter referred to above are incorporated herein by reference and the terms of said Main Lease and Side Letters shall apply to the Tenant's leasing of the 4th floor premises.

         2.  Term. The term of the lease on the 4th floor premises shall
             ----
commence May 1, 1997, and end December 31, 2001.
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     3.   Base Rent. The base rent shall be 115% of the rent set forth in the
          ---------
Main Lease, more particularly, rent for the first lease year, May 1, 1997 through April 30, 1998, is $201,097 per year, payable in equal monthly installments of $16,758.08.

     4.   Security. Paragraph 34 of the Main Lease is modified to provide the
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security for the 4th floor is $33,516.16.

     5.   No Landlord's Work. Paragraph 38 of the Main Lease is deleted, and
          ------------------
there shall be no landlord's work.

     6.   Rent Commencement Rate. Paragraph 40 of the Main Lease is deleted but
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Tenant shall commence paying rent December 6, 1997.

     7.   Permitted Subleases. In addition to the subleasing permitted under
          -------------------
paragraph 44 of the Main Lease, the Tenant may sublease the fourth floor for periods of ten days or less during the first three months of the term for use as a motion picture location, social functions, or similar use. Landlord will not unreasonably withhold or delay its consent to such use; provided, however, the Landlord and the Building shall be protected by appropriate insurance covering each particular use. All other terms and conditions of the Main Lease and particularly paragraph 44 shall to the subleasing described in this paragraph.

     8.   Additional Clauses Deleted From Rider to Main Lease.
          ---------------------------------------------------

     The following clauses being part of the Rider to the Main Lease are deleted:

          Paragraph 41 - Tenant's Plans and Specifications,
                         ---------------------------------

          Paragraph 42 - Tenant's Possessions, Tenant acknowledges that the
                         --------------------
Premises are now ready for its possession,

          Paragraph 43 -Right of First Refusal.
                        ----------------------
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     9.  Breach of Leases. Any breach under this Lease shall be also a breach
         ----------------
under the Main Lease, and vice versa.

     IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.

MAN YUN REAL ESTATE CORPORATION                      RAZORFISH, INC.

    /s/ Tom Yuan                                         /s/ Jeffrey A. Dachis
By: ___________________________                      By: _______________________
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                        MAN YUN REAL ESTATE CORPORATION
                               87 Bowery Street
                           New York, New York 10002

                                                 April 30, 1997

Razorfish, Inc.
107 Grand Street, 3rd Floor
New York, NY 10013

     Re: Lease for entire Fourth floor at 107 Grand Street

Ladies and Gentlemen:

     This letter is to confirm our understanding pertaining to the lease we are simultaneously entering for the entire fourth floor at 107 Grand Street, New York City.

     First, in consideration for the terms and conditions of the lease, you shall "build out" the entire space of the fourth floor and all plans, specifications, and all filing fees and approvals required by New York or otherwise, shall be at your own cost and expense.

     Second, the work shall be done by the building contractor, with whom we both have worked in the past and have confidence.

     Third, the "build out" must be of a character and quality that equals or exceeds the work done on the third floor so that the fourth floor will be a first class office space.

     Fourth, the "build out" must be done in a single phase, and not in parts, and must be commenced on or before April 1, 1998, and be substantially completed within a reasonable time thereafter, and in any event, no later than August 1, 1998.

     Fifth, your plans and specifications are subject to our reasonable approval, which will not be unreasonably withheld or delayed.

     Sixth, your plans and specifications must be presented to us on or before March 1, 1998.

     Lastly, it is understood that the obligations assumed by you pursuant to this letter are a significant part of our agreement, and a breach of this letter shall be a breach of the lease.


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Page 2

     If I have correctly set forth our understanding, please sign the original and one copy of this letter and return it to me with the lease. The two signed copies are for your use.

                                        Very truly yours,

                                        MAN YUN REAL ESTATE CORPORATION

                                            /s/ Tom Yuan
                                        By: _______________________________
                                            Tom Yuan, President

AGREED:

RAZORFISH, INC..

    /s/ Jeffrey A. Dachis
By: ________________________________